                                                                     EXHIBIT 3.3


                                     BY-LAWS

                                       OF

                               JASON INCORPORATED

                                AS AMENDED AS OF

                                FEBRUARY 9, 2000

                                 REFERENCE TABLE

                                   BY-LAWS OF

                               JASON INCORPORATED


  Section     Subject Matter                                                                        Page
  -------     --------------                                                                        ----
     I        OFFICES

    1.01      Principal and Business Offices                                                         I-1
    1.02      Registered Office                                                                      I-1

     II       SHAREHOLDERS

    2.01      Annual Meeting                                                                        II-1
    2.02      Special Meeting                                                                       II-1
    2.03      Place of Meeting                                                                      II-1
    2.04      Notice of Meeting                                                                     II-1
    2.05      Fixing of Record Date                                                                 II-2
    2.06      Voting Lists                                                                          II-3
    2.07      Quorum                                                                                II-4
    2.08      Conduct of Meetings                                                                   II-4
    2.09      Proxies                                                                               II-5
    2.10      Voting of Shares                                                                      II-5
    2.11      Voting of Shares by Certain Holders                                                   II-5
    2.12      Waiver of Notice by Shareholders                                                      II-6
    2.13      Action Without Meeting                                                                II-7

     III      BOARD OF DIRECTORS

    3.01      General Powers and Number                                                            III-1
    3.02      Tenure and Qualifications                                                            III-1
    3.03      Regular Meetings                                                                     III-1
    3.04      Special Meetings                                                                     III-1
    3.05      Notice; Waiver                                                                       III-1
    3.06      Quorum                                                                               III-2
    3.07      Manner of Acting                                                                     III-2
    3.08      Conduct of Meetings                                                                  III-2
    3.09      Vacancies                                                                            III-3

    3.10      Compensation                                                                         III-3
    3.11      Presumption of Assent                                                                III-3
    3.12      Committees                                                                           III-4
    3.13      Unanimous Consent Without Meeting                                                    III-4
    3.14      Conduct of Meetings by or Through the Use of
                Communications Equipment                                                           III-5
    3.15      Executive Committee                                                                  III-5

     IV       OFFICERS

    4.01      Number                                                                                IV-1
    4.02      Appointment and Term of Office                                                        IV-1
    4.03      Removal                                                                               IV-1
    4.04      Vacancies                                                                             IV-1
    4.05      Chairman of the Board and Chief Executive Officer                                     IV-1
    4.06      President                                                                             IV-2
    4.07      Executive or Senior Vice President                                                    IV-2
    4.08      Vice Presidents                                                                       IV-2
    4.09      The Secretary                                                                         IV-3
    4.10      The Treasurer                                                                         IV-3
    4.11      Assistant Secretaries and Assistant Treasurers                                        IV-4
    4.12      Other Assistants and Acting Officers                                                  IV-4
    4.13      Salaries                                                                              IV-4

     V        CONTRACTS BETWEEN CORPORATION AND
              RELATED PERSONS                                                                        V-1

     VI       CONTRACTS, LOANS, CHECKS AND DEPOSITS:
              SPECIAL CORPORATE ACTS

    6.01      Contracts                                                                             VI-1
    6.02      Loans                                                                                 VI-1
    6.03      Checks, Drafts, Etc.                                                                  VI-1
    6.04      Deposits                                                                              VI-1
    6.05      Voting of Securities Owned by this Corporation                                        VI-1

     VII      CERTIFICATES FOR SHARES AND THEIR TRANSFER

    7.01      Certificates for Shares                                                              VII-1
    7.02      Facsimile Signatures and Seal                                                        VII-1
    7.03      Signature by Former Officers                                                         VII-1


    7.04      Transfer of Shares                                                                   VII-1
    7.05      Lost, Destroyed or Stolen Certificates                                               VII-2
    7.06      Consideration for Shares                                                             VII-2
    7.07      Restrictions on Transfer                                                             VII-2
    7.08      Stock Regulations                                                                    VII-2

     VIII     INDEMNIFICATION, LIMITED LIABILITY AND INSURANCE

    8.01      General Scope and Definitions                                                       VIII-1
    8.02      Mandatory Indemnification                                                           VIII-2
    8.03      Determination of Right to Indemnification                                           VIII-3
    8.04      Allowance of Expenses as Incurred                                                   VIII-3
    8.05      Partial Indemnification                                                             VIII-4
    8.06      Indemnification of Employees and Agents                                             VIII-4
    8.07      Limited Liability of Directors                                                      VIII-4
    8.08      Severability of Provisions                                                          VIII-5
    8.09      Nonexclusivity of Rights                                                            VIII-5
    8.10      Purchase of Insurance                                                               VIII-5
    8.11      Amendment                                                                           VIII-5

     IX       SEAL                                                                                  IX-1

     X        AMENDMENTS

   10.01      By Shareholders                                                                        X-1
   10.02      By-Law Fixing Quorum or Voting Requirements
                for Shareholders                                                                     X-1
   10.03      By-Law Fixing Quorum or Voting Requirements for Directors                              X-1
   10.04      By Directors                                                                           X-2
   10.05      Implied Amendments                                                                     X-2

     XI       GENERAL

   11.01      Gender                                                                                XI-1

     XII      DIVIDENDS

   12.01      Dividends                                                                            XII-1

                                     BY-LAWS

                                       OF

                               JASON INCORPORATED


                               ARTICLE I. OFFICES.

                  SECTION 1.01. Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                  SECTION 1.02. Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the Corporation shall be identical to such registered office.

                            ARTICLE II. SHAREHOLDERS.

                  SECTION 2.01. Annual Meeting. The annual meeting of the shareholders shall be held on the third Tuesday in the month of April of each year at the hour of 10 a.m., or at such other time and date within six months after the end of the Corporation's fiscal year as may be authorized by the Board of Directors and set forth in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the date fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

                  SECTION 2.02. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law, may be called by the Chairman of the Board (if one is designated), the President or the Board of Directors, and shall be called by the President at the written request of (a) the holders of not less than one-tenth of all votes entitled to be cast on any issue proposed to be considered at the special meeting, if such holders sign, date and deliver to the Corporation a written request stating the purpose or purposes for such meeting, or (b) one-third of the directors then in office. Only business within the purpose described in the notice of a special meeting may be conducted at such meeting.

                  SECTION 2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person(s) calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

                  SECTION 2.04.  Notice of Meeting.

                           (a)      Notice stating the place, day and hour of
the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of such meeting to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Wisconsin Business Corporation Law or the Articles of Incorporation to receive notice of the meeting. Such notice may be oral or written and may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. If mailed or delivered by private carrier, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, or when deposited with the private carrier, as appropriate, addressed to the shareholder at his address as it appears on the stock record books of the Corporation. Oral notice shall be deemed to be delivered when communicated. If notice is given by telegraph, teletype, facsimile or other form of wire or wireless communication, such notice shall be deemed to be delivered when transmitted.

                           (b)      If any shareholder meeting is adjourned to a
different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this section 2.04 to those persons who are shareholders as of the new record date.

                           (c)      If the purpose of any shareholder meeting is
to consider a proposed amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all, or substantially all of the Corporation's property, the dissolution of the Corporation, or the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the:

                                    (i)     Articles of Amendment;

                                   (ii)     plan of merger or share exchange; or

                                  (iii)     agreements regarding the disposition
of all the Corporation's property.

If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.

                  SECTION 2.05. Fixing of Record Date. For the purpose of determining (a) shareholders entitled to notice of any meeting of shareholders or any adjournment thereof; (b) shareholders entitled to demand a special meeting; (c) shareholders entitled to vote or take any other action; or (d) a listing of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof, except where the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

                           (a)      With respect to an annual shareholder
meeting or any special meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these By-Laws to call a meeting, the day before the first notice is delivered to shareholders;

                           (b)      With respect to the payment of a share
dividend, the date the Board of Directors authorizes the share dividend, and;

                           (c)      With respect to a distribution to
shareholders, other than a distribution involving a purchase, redemption or other acquisition of the Corporation's shares, the date on which the Board of Directors authorizes the distribution.

The record date for determining shareholders entitled to demand a special meeting is the date that the first shareholder signs the demand.

                  SECTION 2.06. Voting Lists. After fixing a record date for a shareholder meeting, the Corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of such meeting. The list shall be arranged by class or series of shares and shall show the address of and number of shares held by each shareholder. The Corporation shall make the shareholder list available for inspection by any shareholder at the Corporation's principal office, or at a place identified in the meeting notice in the city where the meeting will be held, for a period beginning two business days after notice of the meeting is given and continuing until the date of the meeting. During the period that the shareholder list is available for inspection, a shareholder or his agent or attorney may, on written demand, inspect and, subject to the requirements of the Wisconsin Business Corporation Law, copy the list, at his expense, during regular business hours. The Corporation shall also make the shareholder list available at the meeting, and any shareholder or his agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

                  SECTION 2.07. Quorum. If the Articles of Incorporation or the Wisconsin Business Corporation Law provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, these By-Laws or the Wisconsin Business Corporation Law provide otherwise, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter. If a quorum exists, the affirmative vote of the majority of shares in a voting group entitled to vote on the subject matter shall be the act of the voting group, unless the Articles of Incorporation, these By-Laws or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                  SECTION 2.08. Conduct of Meetings. The Chairman of the Board, if one be designated, and in his absence, the President or a Vice President, in the order provided under sections 4.07, 4.08 and 4.09, and in their absence, any person chosen by the shareholders present, shall call the meeting of the shareholders to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

                  SECTION 2.09. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. Except as provided in the Wisconsin Business Corporation Law, a proxy may be revoked at any time before it is voted, unless the proxy conspicuously states that it is irrevocable and the appointment is coupled with an interest. A proxy may be revoked by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

                  SECTION 2.10. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by this section 2.10, the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares of this Corporation are not entitled to a vote if they are owned, directly or indirectly, by a second domestic corporation or a foreign corporation and this Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of the second domestic corporation or foreign corporation. The foregoing sentence does not limit the power of a corporation to vote shares held by it in a fiduciary capacity.

                  SECTION 2.11.  Voting of Shares by Certain Holders.

                           (a)      If the name signed on a vote, consent,
waiver or proxy appointment corresponds to the name of its shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

                           (b)      If the name signed on a vote, consent,
waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

                                    (i)     The shareholder is an entity and the
name signed purports to be that of an officer or agent of the entity.

                                    (ii)    The name signed purports to be that
of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

                                    (iii)   The name signed purports to be that
of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

                                    (iv)    The name signed purports to be that
of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

                                    (v)     Two or more persons are the
shareholder as co-owners or fiduciaries and the name signed purports to be the name of at least one of the co-owners or fiduciaries and the person signing appears to be acting on behalf of all co-owners or fiduciaries.

                           (c)      The Corporation may reject a vote, consent,
waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                           (d)      The Corporation and its officer or agent who
accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with this section 2.11 are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

                           (e)      Corporate action based on the acceptance or
rejection of a vote, consent, waiver or proxy appointment under this section
2.11 is valid unless a court of competent jurisdiction determines otherwise.

                  SECTION 2.12. Waiver of Notice by Shareholders. Whenever any notice is required to be given to any shareholder of the Corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time stated in the notice, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. The waiver shall contain the same information as would have been required to be included in such notice, except the time and place of meeting, and shall be delivered to the Corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at a meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to consideration of the matter when it is presented.

                  SECTION 2.13. Action Without Meeting. Action required or permitted to be taken at a shareholders meeting may be taken without a meeting in any of the following ways: (a) without action by the Board of Directors, by all shareholders entitled to vote on the action; and (b) if the Articles of Incorporation so provide, by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted, except action may not be taken under this item (b) with respect to an election of directors for which shareholders may vote cumulatively. Action under this section 2.13 must be evidenced by one or more written consents describing the action taken, signed by the number of shareholders necessary to take the action as provided in this section 2.13 and delivered to the Corporation for inclusion in the corporate records. Action taken under this section 2.13 is effective when consents representing the required number of shares are delivered to the Corporation, unless the consent specifies a different effective date. Within ten days after action taken under
(b) of the first sentence of this section 2.13 is effective, the Corporation shall give notice of the action to shareholders who, on the record date determined in accordance with the following sentence, were entitled to vote on the action but whose shares were not represented on the written consent. If not otherwise fixed under the terms of these By-Laws or in accordance with the Wisconsin Business

Corporation Law, the record date for determining shareholders entitled to take action without a meeting is the date that the first shareholder signs the consent. A consent signed under this section 2.13 has the effect of a meeting vote and may be described as such in any document. If the Wisconsin Business Corporation Law requires that notice of proposed action be given to shareholders who are not entitled to vote on the action and the action is to be taken by consent under this section 2.13, the Corporation shall give those nonvoting shareholders written notice of the proposed action at least ten days before the action becomes effective. The notice shall comply with the requirements of the Wisconsin Business Corporation Law and shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

                        ARTICLE III. BOARD OF DIRECTORS.

                  SECTION 3.01. General Powers and Number. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The number of directors of the Corporation shall be six.

                  SECTION 3.02. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected (unless there is a decrease in the number of directors), or until his prior death, resignation or removal. Except as provided in the Articles of Incorporation, a director may be removed from office only if the number of votes cast to remove the director exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed by the shareholders only at a meeting called for the purpose of removing a director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.

                  SECTION 3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

                  SECTION 3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

                  SECTION 3.05. Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to section 3.03) shall be delivered not less than 24 hours prior to the time of the meeting. Such notice may be oral or written and may be communicated in person, by telephone,



                                     III-1
telegraph, teletype, facsimile or other form of wire or wireless communication or by mail or private carrier. If mailed or delivered by private carrier, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, or when deposited with the private carrier, as appropriate, addressed to the director at his business address or at such other address as such director shall have designated in writing and filed with the Secretary. Oral notice shall be deemed to be delivered when communicated. If notice is given by telegraph, teletype, facsimile or other form of wire or wireless communication, such notice shall be deemed to be delivered when transmitted. Whenever any notice whatever is required to be given to any director of the Corporation under the Articles of Incorporation, these By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time stated in the notice, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  SECTION 3.06. Quorum. Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws, a majority of the number of directors set forth in section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice. Any amendment to this section 3.06 is subject to the requirements set forth in section 10.03.

                  SECTION 3.07. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these By-Laws. Any amendment to this section
3.07 is subject to the requirements of section 10.03.

                  SECTION 3.08. Conduct of Meetings. The Chairman of the Board, and in his absence, the President or a Vice President who is a director, in the order provided under sections 4.07, 4.08 and 4.09, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence



                                     III-2
of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

                  SECTION 3.09. Vacancies. Except as provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by (a) the Board of Directors; (b) the affirmative vote of a majority of the directors then in office, if the directors remaining in office constitute less than a quorum of the Board of Directors; or
(c) by vote of the shareholders as provided in section 2.07. Provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of the voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.

                  SECTION 3.10. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. Members of the Board of Directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits and other benefits or payments to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

                  SECTION 3.11. Presumption of Assent. A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he dissented or abstained and his dissent or abstention is entered in



                                     III-3
the minutes of the meeting; (b) he objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or transacting business at the meeting; (c) he shall deliver written notice, in accordance with the applicable requirements of law, of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) he dissented or abstained and the minutes of the meeting fail to show his dissent or abstention and he delivers to the Corporation written notice of that failure; in accordance with the applicable requirements of law, promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

                  SECTION 3.12. Committees. Except as provided in the Articles of Incorporation, the Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors set forth in section
3.01 may designate one or more committees, each committee to consist of two or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not do any of the following: (a) authorize dividends or other distributions to shareholders; (b) elect any of the principal officers of the Corporation; (c) fill vacancies in the Board of Directors or committees created pursuant to this section 3.12; (d) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (e) amend the Articles of Incorporation; (f) adopt, amend or repeal By-Laws; (g) approve a plan of merger not requiring shareholder approval;
(h) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (i) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation of relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits described by the Board of Directors. Sections 3.03 to 3.11 of this Article III which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors apply to committees and their members. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting.



                                     III-4

                  SECTION 3.13. Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors (or a committee of the Board of Directors) at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office. Action taken under this section 3.13 is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section 3.13 has the effect of a unanimous vote taken at a meeting in which all directors were present, and may be described as such in any document.

                  SECTION 3.14. Conduct of Meetings by or Through the Use of Communications Equipment.

                           (a)      Participation. Any or all directors may
participate in a regular or special meeting of the Board of Directors or in a committee meeting of the Board of Directors by, or may conduct the meeting through the use of, any means of communication by which any of the following occurs: (i) all participating directors may simultaneously hear each other during the meeting; or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. A director participating in such a meeting is deemed to be present in person at the meeting.

                           (b)      Nature of the Meeting. If a meeting is
conducted pursuant to this section 3.14, the presiding officer at the meeting shall inform each participating director that a meeting is taking place at which official business may be transacted.

                           (c)      Minutes of the Meeting. If requested by a
director, the Secretary of the Corporation shall prepare minutes of a meeting pursuant to this section and distribute such minutes to each director.

                  SECTION 3.15.  Executive Committee.

                           (a)      Appointment. The Board of Directors, by
resolution adopted by a majority of the full Board, may designate one or more of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.



                                     III-5

                           (b)      Authority. When the Board of Directors is
not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except that the Executive Committee shall not have the authority of the Board of Directors in reference to the actions described in paragraphs 3.12(a) through (i) above.

                           (c)      Tenure. Each member of the Executive
Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Committee and is elected and qualified.

                           (d)      Meetings. Regular meetings of the Executive
Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than 24 hours notice, stating the place, date and hours of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail, addressed to the members of the Executive Committee at their business addresses. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of any meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

                           (e)      Quorum. A majority of the members of the
Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof. Action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present.

                           (f)      Action Without A Meeting. Any action which
may be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

                           (g)      Vacancies. Any vacancy in the Executive
Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

                           (h)      Resignations and Removals. Any member of the
Executive Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. Any member of



                                     III-6
the Executive Committee may resign at any time by giving written notice to the President or Secretary of the Corporation, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                           (i)      Procedure. The Executive Committee shall
elect a presiding officer from its members and may fix its own rules and procedures which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the first Board meeting following the Executive Committee meeting.




                                     III-7

                              ARTICLE IV. OFFICERS

                  SECTION 4.01 Number. The principal officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, if one be appointed, a President, if one be appointed, an Executive or Senior Vice President, if one be so designated (the foregoing being hereinafter referred to as the "Senior Officers") and one or more other Vice Presidents (the number, precedence and duties thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be appointed by the Board of Directors.

                  SECTION 4.02 Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If not held at such meeting, such appointments shall be made as soon thereafter as practicable. The Board of Directors may create a new principal office, including the addition of a new Vice President, and elect an officer thereto at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

                  SECTION 4.03 Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

                  SECTION 4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, including a vacancy caused by the creation of a new principal office by the Board of Directors, may be filled by the Board of Directors for the unexpired portion of the term.

                  SECTION 4.05 Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and exercise such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these By-Laws, as amended. If there is no President, then the Chairman of the Board shall also be the principal executive officer of the Corporation and shall have the powers and duties prescribed in section 4.06 of these By-Laws, as amended. The Chairman of the Board shall have authority to sign, execute and acknowledge, on behalf of the

Corporation, all contracts, deeds, mortgages, bonds, stock certificates, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. He may execute any such documents or instruments without the attestation of any other corporate officer, unless required by the Board of Directors, the transaction or operation of law. Except as otherwise provided by law or the Board of Directors, he may authorize the President and Chief Executive Officer, any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall have such other powers and duties as he may be called upon to perform by the Board of Directors.

                  SECTION 4.06 President and Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President and Chief Executive Officer shall be the principal executive officer of the Corporation and shall, subject to the control of the Board of Directors, supervise, direct and control the business and affairs of the Corporation and, in general, supervise and manage the day-to-day business operations of the Corporation. In addition, in the absence of the Chairman of the Board, if one be elected, or in the event of his death, disability or refusal to act, the President shall perform the duties of the Chairman of the Board, including, without limitation, presiding at all meetings of the stockholders and at all meetings of the Board of Directors, and when so acting shall have all the powers and duties of the Chairman of the Board. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President and Chief Executive Officer. He shall have the authority to sign, execute and acknowledge, on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. He may execute any such documents or instruments without the attestation of any other corporate officer unless required by the Board of Directors, the transaction or operation of law. He may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. He shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws, as amended.

                  SECTION 4.07 Executive or Senior Vice President. The Executive or Senior Vice President, if one be appointed, shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President, or if one not be appointed, the absence of the Chairman of the Board and Chief Executive Officer or in the event of their death, inability or refusal to act, the Executive or Senior Vice President shall perform the duties of the President and when so acting shall have all the powers and duties of the President. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board and Chief Executive Officer, if one be elected, or the President.

                  SECTION 4.08 Vice Presidents. In the absence of the Chairman of the Board and Chief Executive Officer, the President and Executive or Senior Vice President or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board and Chief Executive Officer and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such officers. Any Vice President may sign, if required by the Board of Directors, the transaction or operation of law, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the Chairman of the Board and Chief Executive Officer, the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in such capacity.

                  SECTION 4.09 Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) if required by the Board of

Directors, the transaction or operation of law, sign with the Chairman of the Board and Chief Executive Officer, if one be appointed, the President, if one be appointed, the Executive or Senior Vice President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties and exercise such authority as from time to time may be delegated or assigned to him by the Chairman of the Board and Chief Executive Officer, the President or by the Board of Directors.

                  SECTION 4.10 Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chairman of the Board and Chief Executive Officer, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  SECTION 4.11 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers (one of whom may be termed "Controller") as the Board of Directors may from time to time authorize. If required by the Board of Directors, the transaction or operation of law, the Assistant Secretaries may sign with the Chairman of the Board and Chief Executive Officer, if one be appointed, the President, if one be appointed, the Executive or Senior Vice President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board and Chief Executive Officer, the President or the Board of Directors.

                  SECTION 4.12 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

                  SECTION 4.13 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee designated by the Board for that purpose. The salaries of assistant officers may be set by their immediate superior. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                          ARTICLE V. CONTRACTS BETWEEN
                        CORPORATION AND RELATED PERSONS.

                  Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which he or they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which he or they are interested, shall be valid for all purposes, notwithstanding his or their interest in such contract or transaction, if any of the following is true:

                        (a) the material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or specifically ratified the transaction in the manner provided below;

                        (b) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or specifically ratified the transaction by the affirmative vote of a majority of the shares entitled to be counted in the manner provided below; or

                        (c) the transaction was fair to the Corporation.

                  For purposes of (a) above, a contract or a transaction is authorized, approved or specifically ratified if it received the affirmative vote of a majority of the directors on the Board of Directors or on the committee acting on the transaction who have no direct or indirect interest in the transaction. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for purposes of taking the action under this
ARTICLE V. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under this ARTICLE V if the transaction is otherwise authorized, approved or ratified as provided in this ARTICLE V.

                  For purposes of (b) above, a contract or transaction is authorized, approved or specifically ratified if it receives the vote of a majority of the shares entitled to be counted under this ARTICLE V. Shares owned by or voted under the control of a director who has a direct or indirect interest in the contract or transaction, and shares owned by or voted under the control of an entity in which the director has a material financial interest or in which the director is a general partner, may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a contract or transaction. The vote of those shares shall be counted in determining whether the transaction is approved under other sections of these By-Laws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this ARTICLE V constitutes a quorum for purposes of taking action under this ARTICLE V.

                      ARTICLE VI. CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS: SPECIAL CORPORATE ACTS.

                  SECTION 6.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. The Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto. When so executed, no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

                  SECTION 6.02. Loans. No loans shall be contracted on behalf of the Corporation unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

                  SECTION 6.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

                  SECTION 6.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

                  SECTION 6.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board of this Corporation if he be present, or in his absence by the President or any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the Chairman of the Board, or in his absence, of the President or any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President or one of the Vice Presidents of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

                      ARTICLE VII. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER.

                  SECTION 7.01. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each certificate shall state on its face the name of the Corporation and that the Corporation is organized under the laws of the State of Wisconsin and shall include the name of the person to whom issued and the number and class of shares and the designation of series, if any, that the certificate represents. Such certificates shall be signed by either the Chairman of the Board and Chief Executive Officer, the President or a Vice President, alone or together with the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in section 7.05.

                  SECTION 7.02. Facsimile Signatures and Seal. The seal, if any, of the Corporation on any certificates for shares may be a facsimile. The signatures of the Chairman of the Board and Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary upon a certificate may be facsimiles.

                  SECTION 7.03. Signature by Former Officers. If any officer who has signed or whose facsimile signature has been placed upon any certificate for shares shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  SECTION 7.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request for registration of transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or had discharged any such

                                     VII-1
duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and may require compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

                  SECTION 7.05. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, then a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; and (b) satisfies such other reasonable requirements as the Board of Directors or the President or Secretary may prescribe, including, if requested, delivery to the Corporation of an indemnity bond or other agreement of indemnity.

                  SECTION 7.06. Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The Board of Directors determination is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

                  SECTION 7.07. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed upon the transfer of such shares.

                  SECTION 7.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with applicable law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.


                                     VII-2

                ARTICLE VIII. INDEMNIFICATION, LIMITED LIABILITY
                                 AND INSURANCE.

                  SECTION 8.01.  General Scope and Definitions.

                        (a) The rights of directors and officers of the Corporation provided in this ARTICLE VIII shall extend to the fullest extent permitted by the Wisconsin Business Corporation Law and other applicable laws as in effect from time to time.

                        (b) For purposes of this ARTICLE VIII, "Corporation" means a domestic corporation and any domestic or foreign predecessor of a domestic corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

                        (c) For purposes of this ARTICLE VIII, "director or officer" of a corporation means any of the following:

                            (i) an individual who is or was a director or
officer of the Corporation;

                            (ii) an individual who, while a director or officer
of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise;

                            (iii) an individual who, while a director or officer
of the Corporation, is or was serving an employee benefit plan because his duties to the Corporation also imposed duties on or otherwise involved services by the person to the plan or to participants in or beneficiaries of the plan; and

                            (iv) unless the context requires otherwise, the
estate or personal representative of a director or officer.

                        (d) For purposes of this ARTICLE VIII, "expenses" means fees, costs, charges, disbursements, attorneys' fees and any other expenses incurred in connection with a proceeding, including a proceeding in which a director or officer asserts his rights under this ARTICLE VIII.




                                     VIII-1

                        (e) For purposes of this ARTICLE VIII, "liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

                        (f) For purposes of this ARTICLE VIII, "party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

                        (g) For purposes of this ARTICLE VIII, "proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law (including federal or state securities laws) and which is brought by or in the right of the Corporation or by any other person.

                  SECTION 8.02.  Mandatory Indemnification.

                        (a) To the extent that a director or officer has been successful on the merits or otherwise in the defense of any proceeding (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any action where he does not pay or assume any material liability), or in connection with any claim, issue or matter therein, the Corporation shall indemnify the director or officer against expenses actually and reasonably incurred by him in connection with such proceeding to the extent that he was a party to the proceeding because he is a director or officer.

                        (b) In cases not included under subsection (a), the Corporation shall indemnify any director or officer against any liability actually and reasonably incurred by the director or officer in a proceeding to which the director or officer was a party because he is a director or officer, unless the liability was incurred because the director or officer breached or failed to perform a duty he owes to the Corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful;
(iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a

                                     VIII-2
presumption that indemnification of the director or officer is not required under this subsection.

                        (c) Indemnification under this section is not required to the extent that the director or officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding.

                        (d) A director or officer who seeks indemnification under this ARTICLE VIII shall make a written request to the Corporation.

                  SECTION 8.03. Determination of Right to Indemnification. Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the Corporation, the director or officer seeking indemnification under section 8.02(b) shall make a written request to the Corporation for indemnification which shall designate one of the following means for determining his right to indemnification: (a) by a majority vote of a quorum of the Board of Directors or a committee of directors, consisting of directors not at the time parties to the same or related proceedings; (b) by independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in subsection (a) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings; (c) by a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under (b) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected; or (d) by an affirmative vote of a majority of the Corporation's shares; provided, however, that shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination. The director or officer may apply to a court of competent jurisdiction for review of an adverse determination under this section.

                        Any determination hereunder shall be made pursuant to procedures consistent with the Wisconsin Business Corporation Law unless otherwise agreed by the Corporation and the person seeking indemnification. Such determination shall be completed and eligible expenses, if any, shall be paid to the person requesting indemnification hereunder within 60 days of the Corporation's receipt of the written request required hereunder.






                                     VIII-3

            SECTION 8.04. Allowance of Expenses as Incurred. Upon written request of a director or officer who is a party to a proceeding, the Corporation shall pay or reimburse his reasonable expenses as incurred if the director or officer provides the Corporation with all of the following: (a) a written affirmation of his good faith belief that he has not breached or failed to perform his duties to the Corporation; and (b) a written undertaking, executed personally or on his behalf, to repay the allowance and, if required by the Corporation, to pay reasonable interest on the allowance to the extent that it is ultimately determined under section 8.03 that indemnification under section
8.02 is not required and indemnification is not otherwise ordered by a court. The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his ability to repay the allowance. The undertaking may be secured or unsecured.

                  SECTION 8.05.  Partial Indemnification.

                        (a) If it is determined pursuant to section 8.03 of this
ARTICLE VIII that a director or officer is entitled to indemnification as to some claims, issues or matters in connection with any proceeding, but not as to other claims, issues or matters, the person or persons making such determination shall reasonably determine those liabilities which are the result of claims, issues or matters that are a proper subject for indemnification hereunder in light of all of the circumstances.

                        (b) If it is determined pursuant to section 8.03 of this
ARTICLE VIII that certain expenses incurred by a director or officer are for any reason unreasonable in amount in light of all the circumstances, the person or persons making such determination shall authorize the indemnification of the director or officer for only such amounts as he or they shall deem reasonable.

                  SECTION 8.06. Indemnification of Employees and Agents. The Board of Directors, may, in its sole discretion, provide indemnification and/or allowance of expenses in advance of a final determination of any proceeding to an employee or agent of the Corporation who is not a director or officer in connection with any proceeding in which the employee or agent was a defendant because of his actions as an employee or agent of the Corporation; provided, however, that prior to such indemnification or allowance of expenses, the Board of Directors shall first determine that the employee or agent acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Corporation.



                                     VIII-4

                  SECTION 8.07.  Limited Liability of Directors.

                        (a) Except as provided in the Articles of Incorporation, a director shall not be liable to the Corporation, its shareholders, or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the acts of misconduct listed in section 8.02(b) of this ARTICLE VIII.

                  SECTION 8.08. Severability of Provisions. The provisions of this ARTICLE VIII and the several rights to indemnification, advancement of expenses and limitation of liability created hereby are independent and severable and, if any such provision and/or right shall be held by a court of competent jurisdiction in which a proceeding relating to such provisions and/or rights is brought to be against public policy or otherwise to be unenforceable, the other provisions of this ARTICLE VIII shall remain enforceable and in full effect.

                  SECTION 8.09. Nonexclusivity of Rights. The rights to indemnification and advancement of expenses provided for in this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement authorized by the Board of Directors, any By-Law of the Corporation, any vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity. Notwithstanding the foregoing, the Corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses pursuant to any such additional rights unless it is determined by or on behalf of the Corporation that the director or officer did not breach or fail to perform a duty he owes to the Corporation which constitutes conduct under section 8.02(b). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

                  SECTION 8.10. Purchase of Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is a director or officer of the Corporation, to the extent that such director or officer is insurable and such insurance coverage can be secured by the Corporation at rates, and in amounts and subject to such terms and conditions as shall be determined in good faith to be reasonable and appropriate by the Board of Directors of the Corporation.



                                     VIII-5

                  SECTION 8.11. Amendment. No amendment or repeal of this
ARTICLE VIII shall be effective to reduce the obligations of the Corporation under this ARTICLE VIII with respect to any proceeding based upon occurrences which take place prior to such amendment or repeal.





                                     VIII-6

                                ARTICLE IX. SEAL.

                  The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."

                             ARTICLE X. AMENDMENTS.

                  SECTION 10.01. By Shareholders. Except as limited by sections
10.02 and 10.03 or by applicable law, these By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

                  SECTION 10.02 By-Law Fixing Quorum or Voting Requirements for Shareholders. If authorized by the Articles of Incorporation, the shareholders may adopt or amend a By-Law that fixes a greater or lower quorum requirement or greater voting requirement for shareholders or voting groups of shareholders than is otherwise provided by these By-Laws or the Wisconsin Business Corporation Law. The adoption or amendment of a By-Law that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for the shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect. A By-Law that fixes a greater or lower quorum requirement or greater voting requirement for shareholders under this section
10.02 may not be adopted, altered, amended or repealed by the Board of Directors.

                  SECTION 10.03. By-Law Fixing Quorum or Voting Requirements for Directors. A By-Law that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors may be amended or repealed as follows:

                        (a) If originally adopted by the shareholders, only by the shareholders, unless the By-Law provides otherwise as permitted by this section 10.03; and

                        (b) if originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.

A By-Law adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors. Action by the Board of Directors to adopt or amend a By-Law that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect, unless a different voting requirement is specified in accordance with the prior sentence.

                  SECTION 10.04. By Directors. The Board of Directors may amend or repeal these By-Laws or adopt new By-Laws except to the extent (a) the Articles of Incorporation, section 10.02 or 10.03 of these By-Laws or any provision of the Wisconsin Business Corporation Law reserve that power exclusively to the shareholders; or (b) the shareholders in adopting, amending or repealing a particular By-Law provide within these By-Laws that the Board of Directors may not amend, repeal or readopt that By-Law.

                  SECTION 10.05. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                              ARTICLE XI. GENERAL.

                  SECTION 11.01. Gender. As used in these By-Laws wherever appropriate, the masculine gender shall also refer to the feminine gender.

                             ARTICLE XII. DIVIDENDS.

                  SECTION 12.01. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on the Corporation's outstanding shares in the manner and upon the terms and conditions provided by law.



                                     XII-1